Exhibit 10.2

 Peter Voss
(Redacted)

                            1st  Februaty 2008

Mr Robert Kohn, CEO
Global Realty Development Corp
(GRLY. OB )
11555 Heron lay Boulevard
Suite 200 ,
Coral Springs, Fl 33076

Dear Mr Kohn,

It is with much pleasure that I accept the position as Chairman and CEO of Global Realty Development Corporation (ORLY.OB ) and look forward to the challenges of serving the Company and it shareholders to deliver corporate growth, profitability and shareholder value.

As a current shareholder I thank you and Mr Roger Davis for the effort , guidance and leadership you have provided the company thus far.

Yours Sincerely,

/s/Peter Voss
Peter Voss